SCHEDULE 14C
                  Information Required in Information Statement

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

/X/    Preliminary Information Statement

/ /    Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))

/ /    Definitive Information Statement

                             Presidio Capital Corp.
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/ /    No fee required.

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

       Class A shares

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ /    Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:  $3,136.01

        2)    Form, Schedule or Registration Statement No.: Schedule 13E-3

        3)    Filing Party:  Presidio Capital Corp.

        4)    Date Filed:  January 27, 1998


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



Item 1.  INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A.

The following cross-references indicate where the information required by the Items of Schedule 14A may be found in the information statement:


Schedule 14A Item No.                       Location in Information Statement

Item 1.  Date, Time and Place
   Information                              Not applicable

Item 2.  Revocability of Proxy.             Not applicable

Item 3.  Dissenters' Rights of
   Appraisal.                               "Special Factors-- Rights of
                                            Dissenting Shareholders." (Page 6)

Item 4.  Persons Making the
   Solicitation.                            Cover page of Information Statement.

Item 5.  Interest of Certain Persons
   in Matters to be Acted Upon.             "Special Factors--Interests of
                                            Certain Persons in the Reverse Stock
                                            Split." (Page 9)

Item 6.  Voting Securities and
   Principal Holders Thereof.               "Security Ownership of Certain
                                            Beneficial Owners and Management."
                                            (Page 14)

Item 7.  Directors and Executive
   Officers.                                Not applicable.

Item 8.  Compensation of Directors
   and Executive Officers.                  Not applicable.

Item 9.  Independent Public
   Accountants.                             Not applicable.

Item 10.  Compensation Plans.               Not applicable.

Item 11.  Authorization or Issuance
   of Securities Otherwise Than for
   Exchange.                                Not applicable.

Item 12.  Modification or Exchange of
   Securities                               "Description of New Shares."
                                            (Page 16)

Item 13.  Financial and Other
   Information.                             "Financial and Other Information."
                                            (Page 17)

Item 14.  Mergers, Consolidations,
   Acquisitions and Similar Matters.        Not applicable.

Item 15.  Acquisition or Disposition
   of Property.                             Not applicable.

Item 16.  Restatement of Accounts.          Not applicable.

Item 17.  Action With Respect to
   Reports.                                 Not applicable.


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

Schedule 14A Item No.                       Location in Information Statement

Item 18.  Matters Not Required to be
   Submitted.                               Not applicable.

Item 19.  Amendment of Charter,
   Bylaws, or Other Documents.              "Special Factors--Amendment of
                                            Charter to Effect Reverse Stock
                                            Split." (Page 6)

Item 20.  Other Proposed Action.            Not applicable.

Item 21.  Voting Procedures.                "Summary--Further Shareholder
                                            Approval Not Required." (Page 2)

Item 22.  Information Required in
   Investment Company Proxy
   Statements.                              Not applicable.

                             PRESIDIO CAPITAL CORP.
                        411 West Putnam Avenue, Suite 270
                          Greenwich, Connecticut 06830


                             -----------------------


                              INFORMATION STATEMENT

                             -----------------------



           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
                               TO SEND US A PROXY.

     This Information Statement is being furnished to the holders of outstanding Class A shares, par value $0.01 per share, of Presidio Capital Corp., a British Virgin Islands corporation (the "Company"), as of January [ ], 1998 (the "Record Date"), in connection with (i) amendments ("Amendments") to the Company's Amended and Restated Memorandum of Association and Amended and Restated Articles of Association (together, the "Charter") (a) prohibiting the Company from issuing fractional shares of its share capital and (b) permitting the Company to redeem any fractional shares, (ii) a 250,000 to one reverse stock split of the Company's Class A shares, par value $0.01 per share, and Class B shares, par value $0.01 per share (together, the "Old Shares"), whereby each shareholder that surrenders 250,000 Old Shares will receive one (1) Class A Share, par value $2,500.00 per share (the "New Shares"), and (iii) a cash payment of $2,500.00 per Old Share (the "Cash Consideration") in lieu of issuing any fractional New Shares to shareholders who, after the reverse stock split, would own fractional New Shares. Items (i), (ii) and (iii) are referred to herein collectively as the "Reverse Stock Split."

     The date of this Information Statement is February [ ], 1998. This Information Statement is being furnished by Presidio Holding Company, LLC ("PHC") and was first mailed on or about February [ ], 1998 to holders of Old Shares as of the close of business on the Record Date. As of the Record Date, there were 10,015,650 issued and 9,997,255 outstanding Old Shares of the Company. Holders of record of Old Shares at the close of business on the Record Date are entitled to one vote per Old Share held on all matters submitted to a vote of shareholders.

     The Board of Directors of the Company (the "Board" or "Board of Directors") approved the Reverse Stock Split. The Company determined that the terms of the transaction are fair to, and in the best interests of, the holders of Old Shares. Under British Virgin Islands law ("BVI law"), an affirmative vote of the holders of a majority of the outstanding Old Shares is required to approve a reverse stock split unless otherwise provided for in the Company's Charter. The Charter provides that a reverse stock split can be approved by the affirmative vote of the holders of a majority of the outstanding Old Shares. PHC owns in the aggregate Old Shares representing approximately 67.6% of the Old Shares outstanding as of the Record Date. As PHC has acquired a majority of the outstanding Old Shares, PHC has sufficient voting power to approve the Reverse Stock Split, without the vote of any other shareholder of the Company, and PHC has executed and delivered to the Company a written consent dated February [ ], 1998 approving the Reverse Stock Split effective as of 20 days following the date of this Information Statement. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER APPROVAL OF THE REVERSE STOCK SPLIT.

     TO RECEIVE PAYMENT AFTER THE REVERSE STOCK SPLIT OF $25.00 IN CASH (WITHOUT INTEREST) PER OLD SHARE, HOLDERS OF OLD SHARES MUST DELIVER CERTIFICATES EVIDENCING SUCH OLD SHARES ALONG WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL, IN THE FORM BEING FURNISHED HEREWITH TO HOLDERS OF OLD SHARES, TO THE PAYING AGENT AT THE ADDRESS SPECIFIED IN THE LETTER OF TRANSMITTAL. AFTER THE REVERSE STOCK SPLIT IS EFFECTED, THE OLD SHARES WILL REPRESENT THE RIGHT TO RECEIVE ONE NEW SHARE FOR EACH 250,000 OLD SHARES AND $25.00 IN CASH (WITHOUT INTEREST) FOR EACH OLD SHARE WHICH WOULD OTHERWISE CONSTITUTE A FRACTIONAL NEW SHARE. The obligations of the Company and PHC to consummate the Reverse Stock Split are subject to certain conditions. In the unlikely event that the Reverse Stock Split is terminated without the Reverse Stock Split being consummated, certificates delivered to the Transfer Agent will be promptly returned.

     SHAREHOLDERS WILL NOT HAVE DISSENTERS' APPRAISAL RIGHTS UNDER BVI LAW OR THE CHARTER AS A RESULT OF THE REVERSE STOCK SPLIT.

     As a result of the consummation of the Reverse Stock Split, the registration of the Old Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. The termination of the registration of the Old Shares under the Exchange Act will substantially reduce the information required to be furnished by the Company to the Securities and Exchange Commission (the "Commission").

     The information contained in this Information Statement concerning PHC has been furnished to the Company by PHC and the Company assumes no responsibility for the accuracy or completeness of such information. The information in this Information Statement concerning Angelo, Gordon & Co., L.P. and its affiliates, M.H. Davidson & Company and its affiliates and Stonehill Partners, L.P. and its affiliates has been furnished to the Company by such persons or taken from filings with the Commission and the Company assumes no responsibility for the completeness or accuracy of such information.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS


                                                                         Page

SUMMARY...................................................................1
     Reasons for the Reverse Stock Split..................................1
     Approval of the Transaction; Fairness of the Reverse Stock Split.....1
     Certain Effects of and Conduct of the Company's Business After
       the Reverse Stock Split ...........................................2
     Interests of Certain Persons in the Reverse Stock Split..............2
     Further Shareholder Approval Not Required............................2
     Certain Tax Consequences.............................................3
     Rights of Dissenting Shareholders....................................3
     Exchange of Certificates and Payment for Fractional New Shares.......3
     Financing and Expenses of the Reverse Stock Split....................3
SPECIAL FACTORS...........................................................4
     Reasons for the Reverse Stock Split..................................4
     Recommendation of the Board; Conflicts of Interest...................5
     Fairness of the Reverse Stock Split..................................5
     Amendment of Charter to Effect the Reverse Stock Split...............6
     Rights of Dissenting Shareholders....................................6
     Exchange of Share Certificates; Cash Payments in Lieu of
       Fractional Shares; Letter of Transmittal...........................7
     Certain Effects of and Conduct of the Company's Business
       After the Reverse Stock Split .....................................7
     Interests of Certain Persons in the Reverse Stock Split..............9
     Certain Tax Consequences.............................................9
     Certain British Virgin Islands Tax Consequences......................9
     Certain United States Federal Income Tax Consequences................9
     Exchange of Shares..................................................10
     Passive Foreign Investment Company Considerations...................10
     Withholding; Information Reporting; Record-keeping..................11
MANAGEMENT...............................................................12
     Executive Officers and Directors....................................12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........13
DESCRIPTION OF NEW SHARES................................................15
FINANCIAL AND OTHER INFORMATION..........................................16
AVAILABLE INFORMATION....................................................17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................17

Appendix A - FORM OF AMENDMENTS TO AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF PRESIDIO CAPITAL CORP.

                                     SUMMARY

     The following summarizes certain information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Information Statement, which should be read in its entirety.

Reasons for the Reverse Stock Split

     The principal purpose of the Reverse Stock Split are to release the Company from the restrictions and limitations of a No-Action Letter issued by the staff of the Commission in 1994 upon application by the Company (the "No-Action Letter") and to permit the Company to become a privately held company. The No-Action Letter prohibits the Company from pursuing certain attractive investment opportunities and, based upon the Company's intention at the time it applied for the No-Action Letter, requires the Company to conduct its business as a liquidating entity so as to be exempt from registration under the Investment Company Act of 1940 (the "40 Act").

     Since the consummation of a bankruptcy plan of reorganization pursuant to which the Company acquired some of its assets in 1994, the Company has been liquidating its assets and paid dividends to shareholders of more than $360 million. The Company believes that its remaining assets cannot presently be liquidated as efficiently as the assets liquidated to date and that pursuing the liquidation strategy followed to date would produce a lower return on the remaining assets than might otherwise be achievable. The Company's new management believes that the potential for a significant return on the remaining assets can be realized, if at all, through more intensive management and reinvestment. Such a management strategy can be pursued only if the Company is not bound by the conditions in the No-Action Letter. See "Special Factors--Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split."

     Among other things, the Reverse Stock Split would cause the Company's securities to be owned solely by the Major Shareholders. The Company would therefore be permitted to rely on an exemption from registration under the 40 Act available to issuers whose securities are owned by not more than 100 security holders and which do not make or propose to make a public offering of their securities. The Company would no longer have to rely on the No-Action Letter to claim such an exemption and would therefore not have to adhere to the conditions contained therein. This in turn would permit the Company to eliminate restrictions in its Amended and Restated Memorandum of Association and Amended and Restated Articles of Association (together, the "Charter"), which would then allow it to make new investments as part of its existing business.

     As a privately held company, the Company could eliminate the costs related to its registration under the Exchange Act, including the expenses associated with servicing numerous shareholder accounts and the reporting and accounting functions required by the Commission. In addition, the Reverse Stock Split provides a convenient, economical way for the approximately 250 minority shareholders to dispose of their Old Shares in an otherwise illiquid market. See "Special Factors--Background of the Reverse Stock Split" and "Special Factors--Reasons for the Reverse Stock Split."

Approval of the Transaction; Fairness of the Reverse Stock Split

     The Board of Directors of the Company, by the unanimous vote of all the Directors, approved the Reverse Stock Split. In reaching its conclusion that the terms of the Reverse Stock Split are fair to, and in the best interests of, the holders of Old Shares, the Company gave careful consideration to a number of factors. The Board of Directors and certain members of management may be deemed to have conflicts of interest with respect to the Reverse Stock Split. All members of the Board of Directors hold substantial interests in PHC or are affiliated with PHC, which will be one of the remaining shareholders after the Reverse Stock Split. See "Special Factors--Fairness of the Reverse Stock Split" and "Interests of Certain Persons in the Reverse Stock Split."

     The Company considered obtaining a fairness opinion from an independent financial advisor with respect to the Cash Consideration but determined not to do so. Obtaining such a fairness opinion would have provided little, if any, incremental value to the deliberations of PHC given the expertise of PHC and its management in the areas of the Company's business. In light of the fact that the $25.00 per share Cash Consideration is comparable to the consideration paid by PHC to acquire its Old Shares, the Company concluded that a fairness opinion was unnecessary and that its costs were not in the best interests of shareholders or the Company. The Company is not aware of any purchase of Old Shares for more than $25.00 per share, other than the purchase of a control block of shares by PHC. See "Special Factors--Fairness of the Reverse Stock Split."

Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split

     Upon the effectiveness of the Reverse Stock Split, (i) shareholders of the Company who receive Cash Consideration for all of their Old Shares will no longer have any continuing interest as shareholders of the Company, (ii) shareholders of the Company who are to receive Cash Consideration for all of their Old Shares will not be able to participate in any future appreciation of the New Shares, (iii) any certificates representing Old Shares will thereafter represent only the right to receive Cash Consideration and (iv) shareholders of the Company who receive Cash Consideration for all of their Old Shares will not be able to share in any future earnings or growth of the Company.

     In addition, upon the effectiveness of the Reverse Stock Split, (a) no market will exist for the New Shares, (b) the Company will no longer be subject to the restrictions and limitations imposed by the No-Action Letter, (c) the Company will apply for termination of the registration of its New Shares under the Exchange Act and will no longer be obligated to file reports thereunder and
(d) the Major Shareholders will be the sole shareholders of the Company. In addition, the Company anticipates that it would eliminate restrictions in its Charter so as to permit it to make new investments and would implement certain cost reduction strategies that would result in significant savings to the Company. If, however, the Company is unable to implement its business strategy successfully, it may consider any number of possible alternatives, such as a liquidation, reorganization, merger or sale of assets. See "Special Factors--Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split" and "Special Factors--Reasons for the Reverse Stock Split."

Interests of Certain Persons in the Reverse Stock Split

     PHC owns approximately 67.6% of the outstanding Old Shares and therefore has a limited ability to control the Company through the election of a majority of the Board or action by written consent, subject to provisions of the Charter which limit actions a majority shareholder can take. PHC's nominees currently constitute the entire Board. In addition, each member of the Board holds a substantial interest in PHC and may be deemed to benefit thereby from the Reverse Stock Split. Certain members of management of the Company are affiliated with PHC and may be deemed to have conflicts of interest with respect to the Reverse Stock Split. PHC holds a sufficient number of Old Shares to approve the Reverse Stock Split and has delivered an action by written consent to the Company approving and effecting the Reverse Stock Split. See "Special Factors--Interests of Certain Persons in the Reverse Stock Split."

Further Shareholder Approval Not Required

     The Reverse Stock Split has been approved by the written consent of PHC dated January [ ], 1998 and delivered to the Company. The written consent will become effective 20 days after the date of this Information Statement. Such consent from the holders of a majority of the Company's issued and outstanding Old Shares is sufficient to approve the Reverse Stock Split under BVI law and the Charter and no other vote or consent of any other shareholders, including the vote or consent of a majority of the unaffiliated shareholders, is required or will be sought in connection with the Reverse Stock Split. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

Certain Tax Consequences

     The receipt of cash by a shareholder pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. In general, the receipt of New Shares in exchange for presently outstanding Old Shares should not result in recognition of gain or loss to the shareholder. See "Special Factors--Certain Tax Consequences."

     EACH HOLDER OF OLD SHARES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE REVERSE STOCK SPLIT (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, AND LOCAL INCOME AND OTHER TAX LAWS).

Rights of Dissenting Shareholders

     Shareholders do not have dissenters' appraisal rights in connection with the Reverse Stock Split under BVI law or the Charter and no dissenting shareholders will be voluntarily accorded appraisal rights by the Company. See "Special Factors--Rights of Dissenting Shareholders."

Exchange of Certificates and Payment for Fractional New Shares

     Pursuant to the Reverse Stock Split, all holders of Old Shares will surrender their certificates evidencing Old Shares to the Company in exchange for either certificates evidencing New Shares or cash, as the case may be. Each holder of Old Shares that surrenders to the Company share certificate(s) representing 250,000 Old Shares will receive in exchange a share certificate representing one (1) New Share. Each holder of Old Shares that surrenders less than an aggregate of 250,000 Old Shares (including Old Shares in excess of 250,000 Old Shares or whole increments thereof) will receive $25.00 per share of the currently outstanding Old Shares in lieu of receiving fractional New Shares. Such exchange and/or payment will be made by the Company upon the physical surrender by shareholders of their certificates representing Old Shares pursuant to the transmittal instructions to be mailed by the Company to the shareholders. See "Special Factors--Exchange of Certificates and Payment for Fractional New Shares."

     AFTER THE REVERSE STOCK SPLIT IS EFFECTED, THE OLD SHARES WILL REPRESENT THE RIGHT TO RECEIVE ONE NEW SHARE FOR EACH 250,000 OLD SHARES AND $25.00 IN CASH (WITHOUT INTEREST) FOR EACH OLD SHARE WHICH WOULD OTHERWISE CONSTITUTE A FRACTIONAL NEW SHARE.

Financing and Expenses of the Reverse Stock Split

     The Company estimates that the amount of funds required for the payment of the fractional share interests in the Reverse Stock Split will be approximately $15,000,000. The Company will pay for such fractional share interests using funds from surplus as required by the Company's Charter.

     The Company estimates that it will incur $100,000 in legal expenses and $25,000 in other expenses in connection with the Reverse Stock Split and will pay all such fees and expenses from its current funds.

                                 SPECIAL FACTORS

Reasons for the Reverse Stock Split

     The Company believes that (i) the Charter and No-Action Letter create certain operating, financial and marketing constraints that prohibit the continued operation of the Company, (ii) consistent with certain of the restrictions in the No-Action Letter no trading market for the Old Shares exists, and (iii) the Company incurs substantial costs as a result of the condition in the No-Action Letter that it file reports with the Commission as a public company under the Exchange Act.

     The principal purpose of the Reverse Stock Split is to release the Company from the restrictions and limitations of the No-Action Letter. The No-Action Letter prohibits the Company from pursuing certain attractive investment opportunities and, based upon the Company's intention at the time it applied for the No-Action Letter, requires the Company to conduct its business as a liquidating entity so as to be exempt from registration under the 40 Act. Under the No-Action Letter, the Company is, among other things, (i) required to liquidate its assets by November 1999 (or such longer period as permitted by the Commission in further no-action assurance), (ii) permitted to exist only to liquidate its assets, (iii) prohibited from conducting a trade or business or making any investments other than certain investments in short-term investment grade instruments or securities and (iv) prohibited from taking steps to develop a trading market for its securities, including listing them on an exchange. See "Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split--Termination of No-Action Letter Restrictions."

     Since the consummation of a bankruptcy plan of reorganization pursuant to which the Company acquired some of its assets in 1994, the Company has been liquidating its assets and paid dividends to shareholders of more than $360 million. The Company believes that its remaining assets cannot presently be liquidated as efficiently as the assets liquidated to date and the Company's new management believes that through that pursuing the liquidation strategy followed to date would produce a lower return on the remaining assets than might otherwise be achievable. The Company's new management believes that the potential for a significant return on the remaining assets can be realized, if at all, through more intensive management and reinvestment. Such a management strategy can be pursued only if the Company is not bound by the conditions in the No-Action Letter.

     The Reverse Stock Split would enable the Company to become a privately held company, thereby affording it an exemption from registration under the 40 Act based upon its limited number (less than 100) of securityholders and its absence of any intention to undertake a public offering of its securities. The Company would no longer have to rely on the No-Action Letter to claim such an exemption and would therefore not have to comply with the conditions contained in the No-Action Letter. After amending its Charter to eliminate certain restrictions similar to those in the No-Action Letter, the Company would be permitted to make new investments as part of its existing business.

     As a privately held company, the Company could eliminate the costs related to its registration with the Commission, including the expenses associated with servicing numerous shareholder accounts and the reporting and accounting functions required by the Commission. For the year ended December 31, 1997, the Company estimates that it incurred costs associated with being a publicly held company of $150,000-200,000.

     A principal benefit of the Reverse Stock Split to the approximately 250 minority shareholders of the Company owning fewer than 250,000 Old Shares would be a convenient, economical way to dispose of their Old Shares in an otherwise illiquid market.

     The Company and PHC structured the transaction as a Reverse Stock Split in order for the Company to become a privately held company in the most expeditious, efficient and least expensive manner possible. The

Company and PHC concluded that the other possible alternatives would not permit the Company to become a privately owned company or that the transaction costs to implement such other possible alternatives would be substantially greater than the transaction costs to implement the Reverse Stock Split.

Recommendation of the Board; Conflicts of Interest

     The Board is composed of W. Edward Scheetz, David Hamamoto, David King, Richard J. Sabella and Kevin Reardon.

     The Board of Directors of the Company, by the unanimous vote of all the Directors, approved the Reverse Stock Split. In reaching its conclusion that the terms of the Reverse Stock Split are fair to, and in the best interests of, the holders of Old Shares, the Company each gave careful consideration to a number of factors.

     PHC owns approximately 67.6% of the outstanding Old Shares and therefore has a limited ability to control the Company through the election of a majority of the Board or action by written consent, subject to provisions of the Charter which limit actions a majority shareholder can take. PHC's nominees currently constitute the entire Board. Each member of the Board holds a substantial interest in PHC and may be deemed to benefit thereby from the Reverse Stock Split. Certain members of management of the Company are affiliated with PHC and may be deemed to have conflicts of interest with respect to the Reverse Stock Split. PHC holds a sufficient number of Old Shares to approve the Reverse Stock Split and has delivered an action by written consent to the Company approving the Reverse Stock Split, effective as of 20 days following the date of this Information Statement. See "Special Factors--Interests of Certain Persons in the Reverse Stock Split."

Fairness of the Reverse Stock Split

     The Reverse Stock Split does not require the approval of at least a majority of the unaffiliated shareholders of the Company. The Company concluded, despite not structuring the Reverse Stock Split in such manner, that the Reverse Stock Split is fair from a procedural and financial point of view to the shareholders of the Company, other than PHC, because it evaluated the fairness of the Cash Consideration from a financial point of view to be received by the shareholders of the Company other than PHC in the Reverse Stock Split.

     The Company considered obtaining a fairness opinion from an independent financial advisor with respect to the Cash Consideration but determined not to do so. Obtaining such a fairness opinion would have provided little, if any, incremental value to the deliberations of the Company given the expertise of the Company and its management in the areas of the Company's business. In light of the fact that the $25.00 per share Cash Consideration is comparable to the consideration paid by PHC to acquire its Old Shares, the Company concluded that a fairness opinion was unnecessary and that its costs were not in the best interests of shareholders or the Company. The Company is not aware of any purchase of Old Shares for more than $25.00 per share, other than the purchase by PHC of a control block of shares in August, 1997. More recent transactions have closed at $25.00 and $23.50 per share.

     In deciding to approve the Reverse Stock Split, the Company consulted with its legal advisors and considered a number of factors, including the following material factors, in no particular order of significance:

          (1) the approximate average price paid by PHC to acquire its shares;

          (2) information regarding the financial condition, results of operations, assets, liabilities, business and prospects of the Company, as well as current industry conditions and trends as they relate to the Company and its business;

          (3) the absence of reliable or recent market prices and trading volumes for the Old Shares;

          (4) the impact that the terms of the Charter and the ownership structure of the Company would to have on the ability of the Company to undertake certain corporate actions; and

          (5) the strategic and financial alternatives presently available to the Company.

     The foregoing sets forth the material information and factors considered and given weight by the Company. In view of the wide variety of factors considered in connection with its evaluation of the Reverse Stock Split, the Company did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     Based on the foregoing factors, the Company believes the consideration to be received in the Reverse Stock Split was fair, from a financial point of view, to the shareholders of the Company, other than PHC.

     PHC also considered a tender offer by PHC for all of the Old Shares. PHC determined that such alternative would not be feasible because there would be no assurance that a tender offer by PHC would assure a sufficient response resulting in less than 100 securityholders remaining, as is required for the Company to rely on an exemption from the 40 Act, as discussed above. See "Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split."

Amendment of Charter to Effect the Reverse Stock Split

     Pursuant to the terms of the Amendments to the Company's Charter, to be effective 20 days after the date of this Information Statement, the authorized capital of the Company would be reduced from 10,050,000 Old Shares to approximately 40 New Shares, each 250,000 Old Shares then issued will be automatically converted into one New Share, and each Old Share owned by a shareholder whose share ownership would, as a result of the Reverse Stock Split, be reduced to less than one New Share (including all such Old Shares remaining after a shareholder who owns in excess of 250,000 Old Shares surrenders Old Shares) will be automatically converted into the right to receive from the Company, in lieu of the issuance of any fractional New Shares, cash in the amount of $25.00 per share. The form of the Amendments is set forth in Annex A to this Information Statement.

     The Company will file the Amendments with the BVI Office not earlier than 20 days following the date of this Information Statement. Under BVI law, the Amendment will become effective on the date of filing (such date of filing being referred to as the "Effective Date"). American Stock Transfer & Trust Company has been appointed as transfer agent (the "Transfer Agent") to carry out the exchange of the certificates for New Shares and/or cash.

     In addition, subsequent to the Reverse Stock Split, the Company anticipates amending its Charter to remove restrictions on the ability of the Company to invest its earnings and assets. See "Special Factors--Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split."

Rights of Dissenting Shareholders

     Shareholders do not have dissenters' appraisal rights in connection with the Reverse Stock Split under BVI law or the Charter and no dissenting shareholders will be voluntarily accorded appraisal rights by the Company. Shareholders who believe that they may be aggrieved by the Reverse Stock Split may have other rights under federal law or BVI law, such as rights relating to the fairness of the Reverse Stock Split and arising from possible breaches of the fiduciary responsibilities of corporate officers, directors, and shareholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.

Exchange of Share Certificates; Cash Payments in Lieu of Fractional Shares; Letter of Transmittal

     If the Reverse Stock Split is effected, the share certificates formerly representing Old Shares will represent the right to receive the New Shares into which they have been converted, and/or the right to receive a cash payment in lieu of fractional New Shares, as the case may be, as described below. Enclosed is a Letter of Transmittal for use in exchanging stock certificates of Old Shares for share certificates of New Shares and/or a cash payment. Shareholders should not send Letters of Transmittal to the Company, but to American Stock Transfer & Trust Company, the transfer agent and registrar for Old Shares.

     Each shareholder of record who holds Old Shares should use the enclosed Letter of Transmittal to surrender his old share certificate(s) and the Old Shares representing thereby for a new share certificate representing one New Share for each 250,000 Old Shares, if any, and/or a cash payment in an amount equivalent to $25.00 per share for such number of Old Shares not divisible by 250,000 into a whole New Share. Each shareholder will be required to complete and submit a Letter of Transmittal in order to receive payments. Shareholders who have not completed and submitted a Letter of Transmittal will not receive payments until they have done so. Shareholders who wish to purchase additional Old Shares may do so on the open market prior to the Effective Date.

     PLEASE NOTE THAT ALL SHARE CERTIFICATES SENT TO THE TRANSFER AGENT SHOULD BE DULY ENDORSED FOR TRANSFER TO THE COMPANY.

Certain Effects of and Conduct of the Company's Business After the Reverse Stock Split

     General Effects. Upon consummation of the Reverse Stock Split, the authorized share capital would be reduced from 10,050,000 Old Shares to approximately 40 New Shares. The terms of the New Shares will remain the same as the Old Shares after the Reverse Stock Split with the exception of the number of authorized shares and the par value thereof.

     The Company will, as a result of the Reverse Stock Split, become a privately held company and it is anticipated that the Major Shareholders will be the sole holders of all the outstanding New Shares. In addition, it is anticipated that upon the effectiveness of the Reverse Stock Split, the shareholders of the Company other than the Major Shareholders will not be able to participate in any future appreciation of the New Shares or in any future earnings or growth of the Company, and will no longer have any continuing interest as shareholders of the Company.

     All shareholders owning fewer than 250,000 Old Shares will have the right to receive from the Company, in lieu of fractional New Shares, cash in the amount of $25.00 for each Old Share. Such shareholders will cease to be shareholders of the Company or to have any interest in the Company and, therefore, will not share in its future earnings and growth, if any, and will not have any right to vote on any corporate matter.

     Termination of No-Action Letter Restrictions. The Company is currently exempt from registration under the 40 Act by reason of the No-Action Letter. In 1994, the Company applied for the No-Action Letter in order to confirm that it was exempt from the 40 Act as a "liquidating entity." In connection with a bankruptcy reorganization pursuant to which the Company acquired some of its assets, the Company was required to issue transferable shares. Receipt of the No-Action Letter was a condition to the Company's acquisition of its assets under the bankruptcy reorganization. Among other things, the No-Action Letter provided that, as a condition to not requiring the Company to register under the 40 Act, the Company would:

          (1) dissolve by November 1999,

          (2) exist only to liquidate its assets,

          (3) not conduct a trade or business or make any investments other than certain investments in short-term investment grade instruments or securities,

          (4) not cause the stock to be listed on any national securities exchange or NASDAQ,

          (5) not engage the services of any market maker, facilitate the development of an active trading market or encourage others to do so,

          (6) not place any advertisements in the media promoting investments in its common stock,

          (7) not, except as required under Item 201(a) of Regulation S-K promulgated under the Exchange Act, collect or publish information about prices at which the Company's common stock may be transferred, and

          (8) comply with the registration and reporting requirements of the Exchange Act.

     Upon consummation of the Reverse Stock Split, the Company would have fewer than 100 securityholders and as such would be entitled to rely upon an exemption from registration under the 40 Act and would no longer be bound by the restrictions and limitations of the No-Action Letter. In particular, the Company would be permitted to exist beyond November 1999 and would be permitted freely to conduct its business and make investments presently prohibited by the terms of the No-Action Letter.

     Termination of Exchange Act Registration. The Old Shares are currently registered under the Exchange Act. Once the conditions of the No-Action Letter are no longer applicable, registration of the Old Shares under the Exchange Act may be terminated upon application of the Company to the Commission if the shares are neither listed on a national securities exchange nor held by 300 or more holders of record. The Company currently intends to make an application for termination of registration of the Old Shares under the Exchange Act as promptly as possible after consummation of the Reverse Stock Split. Termination of registration of the Old Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) or information statement pursuant to Section 14(c) in connection with shareholder meetings and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. Furthermore, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be impaired or eliminated.

     Conduct of the Company's Business After the Reverse Stock Split. As discussed under "Special Factors--Reasons for the Reverse Stock Split," the Company anticipates amending its Charter after consummation of the Reverse Stock Split to permit unrestricted conduct of its business and investment of its earnings and assets. The Company intends to pursue various investment opportunities as they arise. Alternately, the Company may distribute cash to its shareholders if such investments prove unavailable or unavailable on a commercially reasonable basis. In addition, the Company may pursue alternatives which it cannot currently anticipate.

     Except as indicated in this Information Statement, neither the Company nor its management has any current plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation; a sale or transfer of any material amount of its assets of the
Company: any change in the present Board or management of the Company; or any material change in the present dividend rate or policy of indebtedness or capitalization of the Company. If, however, the Company is unable to conduct its business as described above, it may consider any other possible alternatives, such as a merger, reorganization, liquidation or sale of a material amount of its assets.

Interests of Certain Persons in the Reverse Stock Split

     PHC owns approximately 67.6% of the outstanding Old Shares and therefore has a limited ability to control the Company through the election of a majority of the Board. PHC's nominees currently constitute the entire Board. W. Edward Scheetz, David Hamamoto, David King, Richard J. Sabella and Kevin Reardon are the directors of the Company.

     PHC holds a sufficient number of Old Shares to approve the Reverse Stock Split. PHC delivered to the Company a written consent approving the Reverse Stock Split effective as of 20 days following the date of this Information Statement. W. Edward Scheetz and David Hamamoto, each of whom serves as a director of the Company, own shares of the Company's Old Shares beneficially through PHC as detailed in the section titled "Security Ownership of Management."

     Certain members of management of the Company are affiliated with PHC and may be deemed to have conflicts of interest with respect to the Reverse Stock Split.

     Except as set forth above and elsewhere in this Information Statement, to the best knowledge of the Company, there are no actual or potential conflicts of interest between the Company, on the one hand, and the Company's executive officers or directors or PHC or its executive officers, directors or affiliates, on the other hand.

Certain Tax Consequences

Certain British Virgin Islands Tax Consequences

     Under the laws of the British Virgin Islands as currently in effect, a holder of Old Shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends or other distributions paid or payable with respect to the Old or the New Shares, or in respect of any cash paid in lieu of fractional New Shares. No such holder of Old Shares is liable for British Virgin Islands income tax on gains realized on the surrender of the Old Shares. The receipt of New Shares in exchange for Old Shares would not be subject to any transfer taxes, stamp duty or other similar charges. The Company will not be subject to any capital gains, gift, distribution, or other taxes as a result of the Reverse Stock Split. A holder of the Old Shares or New Shares who is not a resident of the British Virgin Islands is not required to file an income tax return.

Certain United States Federal Income Tax Consequences

     The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations thereunder, judicial authority, and current administrative rulings and practice, in each case, as of the date hereof. The summary set forth below is only a general description of certain of the U.S. federal income tax consequences of the Reverse Stock Split to the shareholders without reference to the particular facts and circumstances of any particular shareholder. The tax treatment of each shareholder will depend in part upon such shareholder's particular situation. Certain tax consequences not described herein may be applicable (i) to particular classes of taxpayers, such as financial institutions, broker-dealers and persons who are not citizens or residents of the United States, (ii) to persons who do not hold their Old Shares as a capital asset (as defined in section 1221 of the Code), (iii) to persons whose functional currency is not the U.S. dollar, and (iv) to persons whose Old Shares are held as part of a hedge, straddle, conversion transaction or otherwise as part of an integrated investment. Moreover, the tax consequences described herein do not apply to a person who is a "United States shareholder" (as defined in section 951(b) of the Code) of the Company. EACH HOLDER OF

OLD SHARES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE REVERSE STOCK SPLIT (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX
LAWS).

     Exchange of Shares

     Exchange of Old Shares Solely for Cash. A shareholder owning fewer than 250,000 Old Shares will receive only cash in the Reverse Stock Split and generally will recognize gain or loss equal to the difference between the cash received and the shareholder's adjusted tax basis in the surrendered Old Shares. Subject to the discussion below regarding disposition of stock of a passive foreign investment company ("PFIC"), any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the shareholder's holding period for the Old Shares exceeds one year as of the effective date of the Amendment. Recently enacted legislation includes substantial changes to the federal taxation of capital gains recognized by individuals, generally including a 20% maximum tax rate for gains from the sale of capital assets held for more than 18 months. The deduction of capital losses is subject to limitations.

     Exchange of Old Shares for New Shares. The receipt of New Shares in exchange for Old Shares should not result in the recognition of gain or loss to a shareholder, provided that a shareholder who realizes any gain complies with the notice requirement of Treasury Regulation ss.7.367(b)-1(c). In such case, the adjusted tax basis of a shareholder in the New Shares generally will equal the sum of the shareholder's adjusted tax basis in the Old Shares exchanged for New Shares, (excluding the basis of any Old Shares exchanged for cash received in lieu of fractional New Shares), and the holding period of a shareholder in the New Shares received in exchange for Old Shares will include such shareholder's holding period in the surrendered Old Shares.

     A shareholder who owns more than 250,000 Old Shares and does not hold a number of Old Shares that is evenly divisible by 250,000 will receive both New Shares and cash in lieu of fractional New Shares. In general, it is expected that the cash paid in lieu of a fractional share of New Shares to a holder who also receives New Shares will be treated as a dividend to the extent of the holder's ratable share of the Company's earnings and profits, as determined for U.S. federal income tax purposes, possibly limited to the holder's gain in the Reverse Stock Split (i.e., the excess of (a) the fair market value of the New Shares and the amount of cash received over (b) the holder's adjusted tax basis in the Old Shares). The treatment of such dividend income may be affected by the rules applicable to PFICs. See "Passive Foreign Investment Company Considerations" below.

     Passive Foreign Investment Company Considerations

     General. In general, a non-U.S. corporation will be classified as a PFIC if
(i) the corporation derives 75% or more of its income from passive sources (taking into account income earned through other non-U.S. corporations in which the corporation has a 25% or greater interest) or (ii) at least 50% of the average percentage of the assets of the corporation are represented by passive assets (again taking into account holdings of such 25% or greater subsidiaries). Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions. The Company believes that it and two of its subsidiary corporations (the "PFIC Subsidiaries") are and have been PFICs since the inception of the Company, and believes that it and the PFIC Subsidiaries will continue to be PFICs. A holder of Old Shares will, by reason of the PFIC provisions of the Code, be subject to different tax treatment from that outlined above, unless the Company and each of the PFIC Subsidiaries is a "pedigreed QEF" as to such holder. If each of the Company and the PFIC Subsidiaries is a pedigreed QEF as to a holder, the discussion of tax consequences set forth above would not be altered by reason of the PFIC provisions of the Code.

     Pedigreed QEF. In general, the Company and the PFIC Subsidiaries will represent pedigreed QEFs with respect to a holder if the Company and such subsidiaries have been a "qualified electing fund" ("QEF") with respect to the holder for all taxable years that are included wholly or partly in the shareholder's holding period of such stock. In general, the Company and a PFIC Subsidiary will be treated as a QEF with respect to any year for which (i) the shareholder has in effect an election under section 1295(b) of the Code to include in income each year the shareholder's pro rata share of the Company's or PFIC Subsidiary's ordinary earnings and net capital gain for the year and (ii) the Company or PFIC Subsidiary provides certain information necessary to enable the holder to make a QEF election. Holders are urged to consult with their advisors in determining whether the Company and the PFIC Subsidiaries are properly regarded as pedigreed QEFs as to such holder.

     Taxation of Non-Electing Holders. A holder as to whom a PFIC is not a pedigreed QEF (a "Non-Electing Holder") is subject to special rules with respect to (i) any "excess distribution" (generally, the portion of any distribution received by the Non-Electing Holder with respect to the PFIC in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period of his or her shares in the PFIC) and (ii) any gain realized on the sale or other disposition of the PFIC shares. Under these rules (a) the excess distribution or gain will be allocated ratably over the Non-Electing Holder's aggregate holding period for the shares; (b) the amount allocated to the current taxable year will be taxed as ordinary income;
(c) the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and (d) an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year. These penalties do not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of PFIC shares. Distributions received by a Non-Electing Holder that are not "excess distributions" are includable in the gross income of the Non-Electing Holder as dividend income to the extent that such distributions are paid out of the PFIC's current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

     If (1) a holder is a Non-Electing Holder as to the Company and the PFIC Subsidiaries, and (2) the holder disposes of his or her Old Shares solely for cash in the Reverse Stock Split, under proposed regulations, the Company will be deemed to have disposed of its pro rata share of the Company's stock interest in the PFIC Subsidiaries, with resulting gain being treated as an excess distribution to such holder, taxable in accordance with the rules of the preceding paragraph. An adjustment to the holder's tax basis in his or her Company stock would then result. Gain recognized on such holder's disposition of Old Shares in the Reverse Stock Split also would be treated as an excess distribution. If a Non-Electing Holder as to the Company receives New Shares and also is treated as in receipt of a dividend from the Company by reason of the receipt of cash in lieu of a fractional share interest, such distribution may be treated as giving rise to an excess distribution under such rules.

     Withholding; Information Reporting; Record-keeping

     Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the Transfer Agent (as defined below) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. See "Special Factors--Exchange of Certificates and Payment for Fractional New Shares." The letter of transmittal will require each shareholder to deliver such information when the Old Shares certificates are surrendered following the effective date of the Reverse Stock Split. Failure to provide such information may result in backup withholding.

     A shareholder is required to file, with its U.S. federal income tax return, IRS Form 8621, for each PFIC or QEF in which it holds stock directly or indirectly during the taxable year. Such form is also used by a shareholder to report any distributions in respect of, and any dispositions of PFIC stock; and if a QEF election is in effect, the shareholder's share of such company's ordinary earnings and net capital gain for the year.

     Shareholders receiving New Shares will be required by Treasury Regulations to maintain certain records concerning the transaction.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth information with respect to the directors and executive officers of the Company.


Name                     Age        Position
----                     ---        --------

Adam Anhang               24        Vice President
Marc Gordon               33        Vice President
David Hamamoto            38        Director
Charles Humber            24        Vice President
David King                35        Director, Executive Vice President and
                                       Assistant Treasurer
Gregory Peck              23        Assistant Secretary
Kevin Reardon             35        Director, Vice President and Secretary
Allan Rothschild          36        Executive Vice President and General
                                       Counsel
Richard J. Sabella        42        Director, President and Chief Executive
                                       Officer
Lawrence Schachter        41        Senior Vice President and Chief
                                       Financial Officer
W. Edward Scheetz         33        Director

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     To the knowledge of the Company, the following table sets forth certain information regarding ownership of the Old Shares as of January [ ], 1998 (unless otherwise noted) by (i) each person or entity who owns of record or beneficially five percent or more of the Company's capital stock, (ii) each director and named executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. To the knowledge of the Company, each of such shareholders has sole voting and investment power as to the shares shown unless otherwise noted.

                                               Amount and Nature
Name and Address of Beneficial Owner:          of Beneficial Ownership                Percent of Class
-------------------------------------          -----------------------                ----------------

5% Holders:
Angelo, Gordon & Co., L.P. and affiliates(1)          1,303,770                             13.04%
Marvin H. Davidson(2)                                   792,829                              7.93%
Thomas L. Kempner, Jr.(2)                               793,901                              7.94%
Stephen M. Dowicz(2)                                    792,829                              7.93%
Scott E. Davidson(2)                                    792,829                              7.93%
Michael J. Leffell(2)                                   792,829                              7.93%
Stonehill Partners, L.P. and affiliates(3)              517,868                              5.18%
Presidio Holding Company, LLC(4)                      6,755,586                             67.57%

Directors and Officers:
Adam Anhang(4)                                                0                              0%
Marc Gordon(4)                                                0                              0%
David Hamamoto(4)(5)                                  6,755,586                             67.57%
Charles Humber(4)                                             0                              0%
David King(4)                                                 0                              0%
Gregory Peck(4)                                               0                              0%
Kevin Reardon(4)                                              0                              0%
Allan Rothschild(4)                                           0                              0%
Richard J. Sabella(4)(6)                                200,313                              2.00%
Lawrence Schachter(4)                                         0                              0%
W. Edward Scheetz(4)(5)                               6,755,586                             67.57%

Directors and Officers as a group:                    6,955,899                             69.57%


(1) The information provided was taken from a Schedule 13D filed on December 15, 1997. Includes 4,300 shares reported to be beneficially owned by John
     M. Angelo and 4,162 shares reported to be beneficially owned by Michael L. Gordon.

(2) The information provided was taken from a Schedule 13D filed on December 3, 1997. These persons reported shared voting and dispositive power of their Old Shares. Does not include the following shares, as to which sole voting and dispostive power was reported: 217,171 shares reported to be beneficially owned by Davidson Kempner Partners, 395,015 shares reported to be beneficially owned by Davidson Kempner Institutional Partners, L.P., 137,094 shares reported to be beneficially owned by Davidson Kempner Endowment Partners, 354,265 shares reported to be beneficially owned by MHD Management Co., 12,049 shares reported to be beneficially owned by M.H. Davidson & Co., 395,015 shares reported to be beneficially owned by Davidson Kempner Advisers Inc., 272 shares reported to be beneficially owned by Thomas L. Kempner Foundation Inc., 31,500 shares reported to be beneficially owned by Davidson Kempner International Ltd.,

     200 shares reported to be beneficially owned by Thomas Kempner and Thomas L Kempner, Jr. Trustees U/A/D 10/31/83 FBO Thomas Nathaniel Kempner, 300 shares reported to be beneficially owned by Sexton Freund 1984 Family Trust, 31,500 shares reported to be beneficially owned by Davidson Kempner International Advisors, L.L.C.

(3) The information provided was taken from a Schedule 13D filed on January 2, 1998. Includes 282,139 shares reported to be beneficially owned by Stonehill Partners, L.P., 111,521 shares reported to be beneficially owned by Stonehill Offshore Partners Limited, 511 shares reported to be beneficially owned by John A. Motulsky and 123,697 shares reported to be beneficially owned by Stonehill Institutional Partners, L.P.

(4) The business address for such person is 527 Madison Avenue, 17th Floor, New York, New York 10022.

(5) All of Mr. Scheetz's and Mr. Hamamoto's shares are owned beneficially indirectly through PHC, in which each indirectly holds a 50% interest.

(6) Under his employment agreement, Mr. Sabella was granted options to purchase up to 2% of the shares of the Company at $25 or $30, adjusted to reflect capital share changes, which options vest ratably over a 24 month period and may be taken instead by a cash payment equivalent to the difference between the option price and the fair market value of the shares. None of the options has been exercised.

                            DESCRIPTION OF NEW SHARES


     The following summarizes the material terms of the New Shares of the Company.

     The New Shares will be Class A shares of the Company, par value U.S.$2,500.00 per share, approximately 40 of which will be issued in exchange for the Old Shares. All terms of the old shares other than the number authorized and par value thereof remain unchanged.

                         FINANCIAL AND OTHER INFORMATION


     The financial information required herein is hereby incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

                              AVAILABLE INFORMATION

     The Company, prior to the deregistration of the Old Shares under the Exchange Act, is subject to the information requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. A Schedule 13e-3 filed by PHC and the Company in connection with the Reverse Stock Split, as well as reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or by accessing the Commission's website on the internet at http:// www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference herein:

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Effective Date are hereby incorporated by reference herein and shall be deemed a part hereof from the date of the filing of such documents.

     The information relating to the Company and PHC contained herein does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

                                                                      Appendix A




                                     FORM OF

                       AMENDMENTS TO AMENDED AND RESTATED
                      MEMORANDUM OF ASSOCIATION AND AMENDED
                      AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                             PRESIDIO CAPITAL CORP.


     RESOLVED, that Clause 7 of the Memorandum of Association of the Company be amended to read as follows:

     "7. The authorised capital is made up of two classes of common shares divided into 402 Class A Shares of US$2,500.00 par value (of which approximately 40 will be reserved for issuance upon conversion of Class B Shares) and approximately 40 Class B Shares of US$2,500.00 par value."

     RESOLVED, that the Articles of Association of the Company be amended as follows:

     (a) Regulation 17 be deleted in its entirety and substituted with the following:

          "17 The Company shall not issue fractions of a share, and any fractional share existing or resulting at any time whether from a division, combination, or otherwise shall be purchased, redeemed or otherwise acquired by the Company in accordance with the Memorandum and these Articles and, notwithstanding the provisions of Regulation 20 of these Articles, the consent of the member whose shares are to be purchased, redeemed or otherwise acquired shall not be required."

     (b) Regulation 20 be amended by deleting the words "Subject to provisions to the contrary in" appearing in line 1, and substituting therefor the words "Subject to the provisions of Regulation 17, and subject to any other provisions to the contrary in."

     (c) Regulation 21 be amended by inserting the words ", subject to the provisions of Regulation 17," to be inserted immediately after the word "Further" at the beginning of the second sentence.

Dated this         day of         , 1998

     IN WITNESS WHEREOF, the Corporation has caused these Amendments to its Amended and Restated Memorandum of Association and Amended and Restated Articles of Association to be duly executed in its corporate name.


Dated:  February __, 1998






                                      --------------------------------------
                                      Name:
                                      Title:

                             PRESIDIO CAPITAL CORP.
                        411 West Putnam Avenue, Suite 270
                          Greenwich, Connecticut 06830

February [   ], 1998

Dear Shareholders:

     On behalf of the Board of Directors of Presidio Capital Corp., a British Virgin Islands corporation (the "Company"), I am writing to inform you that Presidio Holding Company, LLC ("PHC") has approved (i) amendments ("Amendments") to the Company's Amended and Restated Memorandum of Association and Amended and Restated Articles of Association (a) prohibiting the Company from issuing fractional shares and (b) permitting the Company to redeem any fractional shares, (ii) a 250,000 to one reverse stock split of the Company's Class A shares, par value $0.01 per share, and Class B shares, par value $0.01 per share (the "Old Shares"), whereby each shareholder that surrenders 250,000 Old Shares will receive one (1) Class A share, par value $2,500.00 per share (the "New Shares"), and (iii) a cash payment of $25.00 per Old Share (the "Cash Consideration") in lieu of issuing any fractional New Shares to shareholders who, after the reverse stock split, would own fractional New Shares. Items (i),
(ii) and (iii) are referred to herein collectively as the "Reverse Stock Split," all as described more fully in the accompanying Information Statement.

     A letter of transmittal to enable you to send in your Old Shares and receive New Shares or payment for fractional shares is enclosed. To expedite receipt of this payment, you should fill out the enclosed letter of transmittal promptly and return it, together with your Old Share certificates, to the indicated address. Please follow the enclosed instructions for completing this form carefully.

     Upon consummation of the Reverse Stock Split, PHC, the holder of approximately 67.6% of the Old Shares, and any other holders of Old Shares representing approximately 4% of all Old Shares outstanding (collectively, the "Major Shareholders"), will become the sole holders of New Shares, (ii) all shareholders other than the Major Shareholders will cease to be shareholders of the Company or to have any equity interest in the Company and such shareholders will receive the Cash Consideration for each Old Share of which they are the owner, (iii) all shareholders other than the Major Shareholders will be unable to participate in any future appreciation of the New Shares and (iv) all shareholders other than the Major Shareholders will be unable to share in any future earnings or growth of the Company. As of the date hereof, the Company believes that the Major Shareholders will consist only of PHC, Angelo, Gordon & Co., L.P. (or its affiliates), M.H. Davidson & Company (or its affiliates) and Stonehill Partners, L.P. (or its affiliates).

     The Board of Directors of the Company, by the unanimous vote of all the Directors, approved the Reverse Stock Split. In reaching its conclusion that the terms of the Reverse Stock Split are fair to, and in the best interests of, the holders of Old Shares, the Company gave careful consideration to a number of factors, which are described in the Information Statement filed by the Company with the Securities and Exchange Commission and enclosed with this letter.

     As PHC has acquired a majority of the outstanding Old Shares, PHC has sufficient voting power to approve the Reverse Stock Split, even if no other shareholder of the Company votes in favor of the Reverse Stock Split. PHC has delivered to the Company an action by written consent dated January [ ], 1998 approving the Reverse Stock Split. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER APPROVAL OF THE REVERSE STOCK SPLIT.

     TO RECEIVE PAYMENT AFTER THE REVERSE STOCK SPLIT OF $25.00 IN CASH (WITHOUT INTEREST) PER OLD SHARE, HOLDERS OF OLD SHARES MUST DELIVER CERTIFICATES EVIDENCING SUCH OLD SHARES ALONG WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL, IN THE FORM BEING FURNISHED HEREWITH TO HOLDERS OF OLD SHARES, TO THE PAYING AGENT AT THE ADDRESS SPECIFIED IN THE LETTER OF TRANSMITTAL.



     The obligations of the Company to consummate the Reverse Stock Split are subject to certain conditions. In the unlikely event that the Reverse Stock Split is terminated without being consummated, certificates delivered to the Transfer Agent will be promptly returned.

                                   Sincerely,